Exhibit 99.2

Investor Update - April 26, 2017

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our mainline and consolidated operations. Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. However, due to the fluctuations in fuel prices, we are unable to predict total operating expenses for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices and our hedging program. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations, and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED

Forecast Information
For the purposes of comparison, the consolidated operating and financial statistics in the historical periods of the table below are on a "Combined Comparative" basis, and include operations for Alaska Air Group and Virgin America Inc. (Virgin America) for the periods prior to the acquisition date of December 14, 2016. Virgin America's historical operating statistics included in the Combined Comparative presentation below have been conformed to Alaska Air Group's presentation where appropriate.

	Forecast Q2 2017	Q2 2016 Combined Comparative	% Change	Q2 2016 As Reported (c)	Prior Guidance March 13, 2017
Capacity (ASMs in millions)	15,625 - 15,675	14,751	~ 6%	11,062	n/a
Cost per ASM excluding fuel and special items (cents)	7.88¢ - 7.93¢	7.69¢	~ 3%	7.78¢	n/a
Fuel gallons (millions)	199	187	~ 6%	138	n/a
Economic fuel cost per gallon(a)	$1.85	$1.54	~ 20%	$1.53	n/a

	Forecast Full Year 2017	2016 Combined Comparative	% Change	2016 As Reported (c)	Prior Guidance March 13, 2017
Capacity (ASMs in millions)	62,800 - 63,000	57,953	~ 8.5%	44,135	62,800 - 63,000
Cost per ASM excluding fuel and special items (cents)	8.00¢ - 8.05¢	8.04¢	flat	8.23¢	8.00¢ - 8.05¢
Fuel gallons (millions)	800	739	~ 8%	554	800
Economic fuel cost per gallon(b)	(b)	$1.54	(b)	$1.52	(b)

(a)
Our economic fuel cost per gallon estimate for the second quarter includes the following per-gallon assumptions: crude oil cost—$1.24 (approximately $52 per barrel), refining margin—40 cents, cost of settled hedges—2 cents, with the remaining difference due to taxes and other into-plane costs.

(b)	Because of the volatility of fuel prices, we do not provide full-year economic fuel estimates.

(c)	Actual financial and operational data reported in prior year - excludes Virgin America information prior to December 14, 2016 acquisition.

2017 Forecasted Capacity by Quarter
The following table shows 2017 quarterly forecasted capacity by segment with percent change from the same period in the prior year. Combined Comparative results from 2016 were used in calculating the percentage changes below.

	Actual	Forecast
(in millions, except % change)	Q1	Q2	Q3	Q4	Full Year
Mainline	13,260	14,355 - 14,395	14,960 - 15,000	14,725 - 14,820	57,300 - 57,475
% Change	~ 5%	~ 6%	~ 8%	~ 11.5%	~ 7.5%
Regional	1,134	1,270 - 1,280	1,490 - 1,500	1,600 - 1,610	5,500 - 5,525
% Change	~ 3%	~ 7.5%	~ 22%	~ 39.5%	~ 18%
Total Air Group	14,394	15,625 - 15,675	16,450 - 16,500	16,325 - 16,430	62,800 - 63,000
% Change	~ 5%	~ 6%	~ 9%	~ 14%	~ 8.5%

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $14 million in the second quarter of 2017.

AIR GROUP - CONSOLIDATED (continued)

Capital Expenditures
Total expected capital expenditures are as follows:

(in millions)	2017	2018	2019
Aircraft and aircraft purchase deposits—firm	$805	$685	$595
Other flight equipment	125	190	135
Other property and equipment	225	275	210
Total property and equipment additions	$1,155	$1,150	$940
Option aircraft and aircraft deposits, if exercised(a)	$55	$230	$710

(a)
We have options to acquire 41 B737 aircraft with deliveries from 2019 through 2024, options to acquire 30 A320 aircraft with deliveries from 2020 through 2022, and options to acquire 30 E175 aircraft with deliveries in 2019 to 2021. Other flight equipment includes $95 million in future spending for retrofit of Virgin America Airbus cabins to include more first class, premium class, and main cabin seating. This is included in our estimate of total one-time integration costs of $400 million.

Projected Fleet Count(a)

	Actual Fleet		Expected Fleet Activity
Aircraft	March 31, 2017	2017 Additions	2017 Removals	December 31, 2017	2018-2019 Changes	December 31, 2019
B737 Freighters & Combis (b)	6	3	(6)	3	—	3
B737 Passenger Aircraft (b)	148	11	(8)	151	15	166
A319/A320/A321 Passenger Aircraft	63	5	—	68	4	72
Total Mainline Fleet	217	19	(14)	222	19	241
Q400 operated by Horizon	52	—	—	52	(15)	37
E-175 operated by Horizon	1	12	—	13	20	33
E-175 operated by third party	20	—	—	20	—	20
Total Regional Fleet	73	12	—	85	5	90
Total	290	31	(14)	307	24	331

(a)	The expected fleet counts at December 31, 2017 and beyond are subject to change.

(b)
2017 changes in passenger aircraft reflect delivery of 11 Boeing 737-900ER aircraft, retirement of seven B737-400 aircraft and the conversion of one B737-700 aircraft into freighter. The freighter and combi changes reflect the retirement of five combis and one freighter and the reintroduction of three B737-700 aircraft as freighters.

Future Fuel Hedge Positions
All of our future oil positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases. With call options, we are hedged against volatile crude oil price increases; and, during a period of decline in crude oil prices, we only forfeit cash previously paid for the hedge premiums. Our crude oil positions are as follows:

	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel	Average Premium Cost per Barrel
Second Quarter 2017	50%	$62	$2
Third Quarter 2017	50%	62	2
Fourth Quarter 2017	40%	63	2
Remainder 2017	47%	62	2
First Quarter 2018	30%	63	2
Second Quarter 2018	20%	63	2
Third Quarter 2018	10%	60	2
Full Year 2018	15%	63	2